EXHIBIT 5

Kenneth B. Handal

Executive Vice President,
General Counsel and

Corporate Secretary

Direct Dial: 631.342.2930

August 15, 2005

Computer Associates International, Inc.
One Computer Associates Plaza
Islandia, New York 11749-7000

Ladies and Gentlemen:

I have acted as your counsel in connection with the preparation of a Registration Statement of Form S-8 (the “Registration Statement”) to be filed under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the issuance of an aggregate of 15,000,000 shares (collectively, the “Shares”) of common stock, par value $.10 per share, of Computer Associates International, Inc. (the “Company”), under the Computer Associates Savings Harvest Plan (the “Plan”) and interests in the Plan.

As such counsel, I have examined your Restated Certificate of Incorporation, your By-laws as amended to date, the Registration Statement, the Plan and such other corporate documents, minutes and records as I have deemed appropriate.  In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such copies.  As to any facts material to the opinion expressed herein which I have not independently established or verified, I have relied upon statements and representations of other officers and representatives of the Company and others.

Based upon the foregoing, it is my opinion that the Shares and interests in the Plan are duly authorized and, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.  Further, the Company will submit or has submitted the Plan and any amendments thereto to the Internal Revenue Service (“IRS”), to the extent required, in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion is furnished by me as Executive Vice President, General Counsel and Secretary of the Company in connection with the filing of the Registration Statement and is not to be used, circulated or quoted for any other purpose or otherwise referred to or relied upon by any other person without the prior express written permission of the Company other than in connection with the offer and sale of the Shares while the Registration Statement is in effect.

Very truly yours,

/s/ Kenneth V. Handal

Kenneth V. Handal
Executive Vice President, General Counsel and Secretary